                      COINSURANCE AND SERVICING AGREEMENT

                                    between

                    SECURITY BENEFIT LIFE INSURANCE COMPANY
                                Topeka, Kansas

                    (hereinafter referred to as "Company")

                                      and

                    LIBERTY NATIONAL LIFE INSURANCE COMPANY
                              Birmingham, Alabama

                 (hereinafter referred to as the "Reinsurer")

                                   RECITALS
                                   --------
     Company is a life, accident and health insurer domiciled in the State of Kansas which has a block of individual whole life and term insurance policies in force, commonly known as the USPA & IRA business, more particularly described in EXHIBIT "A" hereto, hereinafter referred to as the "Policies". Reinsurer is a
-----------
life, accident and health insurer domiciled in the state of Alabama and licensed to transact such business in all states except New York. Reinsurer desires to purchase, by way of 100% quota share coinsurance, all of Company's rights in the Policies and to service and administer the Policies on the terms set forth in this agreement ("Agreement"). In consideration of these recitals and the mutual covenants herein set forth, the parties agree as follows:

                                     INDEX

RECITALS .......................................................   (1)

ARTICLE I - REINSURANCE.........................................   (2)
    Liability Reinsured; Effective Date ........................   (2)
    Future Issues ..............................................   (2)
    Claims .....................................................   (3)

ARTICLE II - COMPUTATION AND PAYMENT OF REINSURANCE
      CONSIDERATION ............................................   (3)
    Payable to Reinsurer .......................................   (3)
    Payable to Company .........................................   (4)
    Settlement .................................................   (5)

ARTICLE III - CALCULATION OF RESERVES ..........................   (6)
    Methods ....................................................   (6)

ARTICLE IV - REPRESENTATIONS, WARRANTIES AND COVENANTS OF
      REINSURER AND COMPANY ....................................   (7)
    Inducement .................................................   (7)
    Binding Agreement ..........................................   (7)
    Issuance of Policies .......................................   (7)
    Solicitation ...............................................   (8)
    Financial Information ......................................   (8)
    Agent's Compensation .......................................   (8)

ARTICLE V - EXTRA CONTRACTUAL LIABILITY ........................   (9)
    Definition .................................................   (9)
    Liability of Company .......................................   (9)
    Liability of Reinsurer .....................................   (9)

ARTICLE VI - OVERSIGHTS ........................................  (10)
    Restoration ................................................  (10)

ARTICLE VII - POLICY CHANGES ...................................  (10)
    No Changes .................................................  (10)

ARTICLE VIII - RECORDS .........................................  (10)
    Records ....................................................  (10)
    Accounting Data ............................................  (10)

ARTICLE IX - INSPECTION OF RECORDS .............................  (11)
    Rights of Reinsurer ........................................  (11)
    Annual Statements ..........................................  (11)

ARTICLE X - ADMINISTRATIVE AND SERVICING .......................  (12)
    Obligation of Reinsurer ....................................  (12)
    Administrative Office ......................................  (13)
    Payment of Claims and Agents' Compensation .................  (13)
    Claim Checks ...............................................  (13)
    Reinsurer Expenses .........................................  (13)

    Bank Accounts ...............................................  (14)
    Books and Records ...........................................  (14)
    Litigation ..................................................  (14)
    Regulatory Inquiries and Complaints .........................  (15)
    Policyholder Complaints .....................................  (15)
    Commencement ................................................  (16)
    Assignment/Subcontract ......................................  (16)
    Obligations of Company ......................................  (16)
    Tax Reporting ...............................................  (17)

ARTICLE XI - ARBITRATION ......................................... (17)
    Condition Precedent .........................................  (17)
    Timing ......................................................  (18)
    Expenses ....................................................  (18)
    Location ....................................................  (18)

ARTICLE XII - INSOLVENCY OF COMPANY; ADVERSE
      CHANGE IN REINSURER .......................................  (19)
    Reinsurer Remains Liable ....................................  (19)
    Notice ......................................................  (19)

ARTICLE XIII - PARTIES TO AGREEMENT .............................  (20)
    No Third Party Beneficiary ..................................  (20)

ARTICLE XIV - COVENANT OF COMPANY................................  (20)
    No Solicitation..............................................  (20)

ARTICLE XV - OTHER PROVISIONS ...................................  (20)
    Offset ......................................................  (20)
    Amendment ...................................................  (21)
    Waiver of Breach ...........................................   (21)
    Notice ......................................................  (21)
    Further Assurances...........................................  (22)
    Successors and Assigns ......................................  (22)
    Headings ....................................................  (22)
    Assignment ..................................................  (22)
    Duration.....................................................  (23)
    Confidentiality .............................................  (23)
    Reinstatements ..............................................  (23)
    Existing Reinsurance Coverage ...............................  (23)
    Integration .................................................  (24)
    Counterparts ................................................  (24)
    Severability ................................................  (24)
    DAC Tax .....................................................  (24)

ARTICLE XVI - TRUST AGREEMENT ...................................  (25)
    Trust Agreement .............................................  (25)

SIGNATURES ......................................................  (26)

EXHIBIT A - POLICIES REINSURED ..................................  (27)
EXHIBIT B - AGENT COMMISSIONS ...................................  (28)

                      COINSURANCE AND SERVICING AGREEMENT

                                    between

                    SECURITY BENEFIT LIFE INSURANCE COMPANY
                                Topeka, Kansas

                    (hereinafter referred to as "Company")

                                      and

                    LIBERTY NATIONAL LIFE INSURANCE COMPANY
                              Birmingham, Alabama

                 (hereinafter referred to as the "Reinsurer")

                                   RECITALS
                                   --------
     Company is a life, accident and health insurer domiciled in the State of Kansas which has a block of individual whole life and term insurance policies in force, commonly known as the USPA & IRA business, more particularly described in EXHIBIT "A" hereto, hereinafter referred to as the "Policies". Reinsurer is a
   -----------
life, accident and health insurer domiciled in the state of Alabama and licensed to transact such business in all states except New York. Reinsurer desires to purchase, by way of 100% quota share coinsurance, all of Company's rights in the Policies and to service and administer the Policies on the terms set forth in this agreement ("Agreement"). In consideration of these recitals and the mutual covenants herein set forth, the parties agree as follows:

                            ARTICLE I - REINSURANCE
                            -----------------------

    1.1 Liability Reinsured; Effective Date.  The Company hereby cedes and the
        ------------------------------------
Reinsurer hereby reinsures on a 100% coinsurance basis, 100% of the Company's liability on the Policies, which are in force or within the grace period, on the Effective Date of this Agreement. Within five (5) business days after the Effective Date, Company shall make available a listing of the Policies, showing each insured's name, age, policy number, annual premium, valuation basis and amount of reserves as of the Effective Date. The liability of the Reinsurer shall commence at 11:59 P.M. on December 31, 1995 (the "Effective Date").

    1.2 Future Issues.  The reinsurance effected hereby shall cover and include
        --------------
future issues that result from term conversions and/or the exercise of options to purchase additional insurance, and any reinstatement of previously lapsed policies written on the same form as the Policies. Reinsurer shall have the right to issue such of Company's policy forms as are necessary to comply with the requirements of the Policies and any riders thereto concerning any such future issues which, when issued, shall be part of the Policies reinsured hereby. In the event Company does not have an approved form of the same type as those used for the Policies on which a conversion or additional insurance can be issued, Company will have no liability to Reinsurer. However, in any case where Company issues a conversion or additional insurance on a policy form not of the same type as those used for the Policies, this reinsurance shall not cover such policy.

     1.3  Claims.  Company shall remain liable for all claims where the death or
          ------
other event giving rise to that claim occurs before the Effective Date. Reinsurer shall be liable for all claims where the death or other event giving rise to that claim occurs on or after the Effective Date. For any claim arising before the Effective Date but not reported until after the Effective Date. Reinsurer will transfer back to the Company the Net Statutory Liability, less Ceding Commission applicable to such policy.

                    ARTICLE II - COMPUTATION AND PAYMENT OF
                    ---------------------------------------
                           REINSURANCE CONSIDERATION
                           -------------------------

    2.1  Payable to Reinsurer.  The Company shall credit the Reinsurer as the
         --------------------
reinsurance consideration, the following:

         (a) An initial premium equal to the Net Statutory Liability on the Policies as of the Effective Date. The term "Net Statutory Liability" shall mean the reserves on the Policies, computed as set forth in Article III, plus (i)
                                                                    ----
gross advance premiums, (ii) the liability for cost of collection in excess of loading, and (iii) the liability for unearned policy loan interest; less (x)
                                                                    ----
the net due and deferred premium asset, (y) policy loans, and (z) the asset for agents' balances.

         (b) Company shall thereafter pay to Reinsurer 100% of the premium on the Policies paid on or after the Effective Date for so long as the Policies stay in force. However, Reinsurer shall be liable to Company for agents' compensation and premium taxes (with respect to premiums paid after the Effective Date) out of such premiums received by it. Agents' compensation shall be paid by Reinsurer in the name of Company in accordance with Reinsurer's normal procedure for paying agents' compensation as provided in Section 10.3. Within thirty (30) days after the end of each calendar quarter, Reinsurer shall pay Company a sum equal to 2% of the premiums received on the Policies for the quarter just ended, which shall serve as an estimated payment of such premium tax liability on the Policies. Within 60 days after the end of each calendar year, Company will calculate the premium taxes actually owed by Company for premiums received on the Policies for the year then ended, and the parties will settle accounts within sixty (60) days thereafter. During that period the Reinsurer shall have the right to audit Companies' premium tax calculation and to verify the premium tax owed by the Company. If the estimated premium taxes paid by Reinsurer are less than the actual amount due the several states, Reinsurer shall pay Company the deficiency. If the estimated amount paid is in excess of the actual amount, Company will pay the amount of such excess to Reinsurer.

    2.2  Payable to Company.  Reinsurer will credit Company a ceding commission
         ------------------
("Ceding Commission") equal to 2.076 times the annual premium in force on the Policies on the Effective Date. "Annual premium in force" means gross premium for the annual mode for in force premium paying Policies. In force premium paying policies shall not include policies which are being continued in force as a result of the exercise of a nonforfeiture option, premium waiver, automatic premium loan, or policies which are in the course of death claim settlement.

     2.3  Settlement. The parties recognize that calculation of the Net
          ----------
Statutory Liability and the Ceding Commission cannot be completed until after the Effective Date. Therefore, it is agreed as follows:

          (a) The Net Statutory Liability and Ceding Commission as of the Effective Date will be estimated by using the amounts reflected on Company's financial statement as of November 30, 1995, and adjusting such figures based on one-tenth of the change in the Net Statutory Liability from January through October. Company shall make such calculation within seven (7) business days after the date of execution of this Agreement and deliver same to Reinsurer for review and approval. In the event Company and Reinsurer are unable to agree on the estimated amount of the Net Statutory Liability and the Ceding Commission by December 28, 1995, this Agreement will be terminated and the parties will be relieved from further liability hereunder. However, if the parties agree on such amounts by December 28, 1995, this Agreement shall be binding and enforceable in accordance with its terms, and Company shall transfer to the Trustee under that certain Trust and Security Agreement of even date herewith among Company, Reinsurer and the Trustee therein, the amount by which the Net Statutory Liability exceeds the Ceding Commission (as so estimated) no later than 2:00 p.m.,
                                       5

C.S.T. on December 29, 1995. Receipt by the Trustee shall be deemed Receipt by the Reinsurer.

     (b) As soon as practical after the Effective Date, Reinsurer shall calculate the true amount of Net Statutory Liability and Ceding Commission and shall notify Company of the results of that calculation. The parties shall make final settlement within ten (10) days after the date of that notification provided they agree on said amount. Final settlement shall be by wire transfer of funds.

     (c) In the event that at any time either party discovers an error in the calculation of either Net Statutory Liability or the Ceding Commission utilized in arriving at the final settlement pursuant to (b), just above, the other party shall be notified in writing and the party owing money shall pay the other party within ten (10) days after the parties have agreed in writing on the nature and amount of any such error, or if they are unable to agree, such sum, if any, will be paid within ten (10) days of completion of arbitration.

                     ARTICLE III - CALCULATION OF RESERVES
                     -------------------------------------

     3.1 Methods.  The valuation bases and methods of determining reserves
          --------
shall be as provided in the Policy forms (if so provided) and said bases and methods shall conform to the terms of the insurance laws in the states of domicile of the company and the Reinsurer.

            ARTICLE IV - REPRESENTATIONS, WARRANTIES AND COVENANTS
            ------------------------------------------------------
                           OF REINSURER AND COMPANY
                           ------------------------

     4.1. Inducement. As an inducement to Reinsurer and Company to enter into
          -----------
this Agreement, Company and Reinsurer make the representations and warranties contained in this Article IV, all of which shall survive the Effective Date, notwithstanding any investigation by Reinsurer and Company.

     4.2 Binding Agreement. The execution and delivery of this Agreement have
         ------------------
been duly approved by the boards of directors of Company and Reinsurer, and each party has furnished to the other a certified copy of a resolution of its board of directors approving this Agreement. This Agreement constitutes the binding and enforceable obligation of the parties in accordance with its terms. The execution, delivery and performance of this Agreement does not violate or conflict with any agreement to which Company or Reinsurer is a party or any rule, judgment, writ or order of any court or other tribunal applicable to either party.

     4.3 Issuance of Policies. All of the Policies were issued on forms approved
         ---------------------
by the insurance regulatory authority of the state where issued in accordance with the laws and regulations of said states, by agents who were duly licensed and appointed by Company, in accordance with Company's underwriting standards for the Policies, and at the premium rates filed by Company, or if not filed, at the premium rates reflected by Company's books and records. Company shall bear the risk of, and shall indemnify and hold Reinsurer harmless from any loss or liability resulting from errors, conflicts or inconsistencies in the Policy forms, riders, applications or any other printed material utilized in the solicitation, underwriting or issuance of the Policies by Company prior to the Effective Date, including those known to Reinsurer on or before the Effective Date.

     4.4 Solicitation. Company is not aware of any breach or violation of
         -------------
statutory or common law by its agents in the solicitation of the Policies. However, notwithstanding such lack of knowledge Company assumes the risk of any improper acts of Company or its agents in the solicitation or sale of the Policies, and shall indemnify and hold Reinsurer harmless from any claim, loss or liability arising from any act or omission of its agents that occurred on or before the Effective Date in the solicitation of the Policies.

     4.5 Financial Information. Company's statutory statements, books and
         ---------------------
records (including the electronic data on the Policies furnished to Reinsurer), completely and accurately reflect all relevant information concerning the Policies, including without limitation, premiums, reserves, amount of insurance in force, endorsements, options, and agents' compensation, in all material respects.

     4.6 Agent's Compensation. The agent's compensation with respect to the
         ---------------------
Policies is as set forth in Exhibit "B". Company shall not change such
                            -----------
compensation or otherwise alter its agreement with the agents concerning the Policies. Company shall be liable for any bonuses or other agent's compensation accrued on premiums received before the Effective Date.

                    ARTICLE V - EXTRA CONTRACTUAL LIABILITY
                    ---------------------------------------

     5.1  Definition. The term "Extra Contractual Liability" shall include
          ----------
liability (a) for exemplary, punitive or other enhanced damages, (b) under any consumer protection or other enhanced damages, (b) under any consumer protection or deceptive trade practice law, (c) for violation of the duty of good faith and fair dealing, or (d) any other liability not expressed in the Policy contract.

     5.2  Liability of Company.  Company shall be responsible for and shall
          --------------------
indemnify and hold Reinsurer harmless from Extra Contractual Liability based on acts or omissions of Company, its officers, employees, agents, (except any agent of Company that acts at the direction of Reinsurer) or other representatives, including, without limitation, liability arising from the advertising, solicitation, sale or underwriting of the Policies.

     5.3  Liability of Reinsurer.  Reinsurer shall be responsible for and shall
          ----------------------
indemnify and hold Company harmless from Extra Contractual Liability based on acts or omissions of Reinsurer, its officers, employees, agents or other representatives, including without limitation liability arising from the settlement of claims by Reinsurer pursuant to this Agreement.

                            ARTICLE VI - OVERSIGHTS
                            -----------------------

     6.1  Restoration.  If failure to comply with any terms of this Agreement is
          -----------
shown to be unintentional and the result of unintentional oversight on the part of either the Company or the Reinsurer, both the Company and the Reinsurer shall be restored to the positions they would have occupied had no such unintentional oversight occurred.

                         ARTICLE VII - POLICY CHANGES
                         ----------------------------

     7.1  No Changes.  Company shall make no changes, other than as permitted by
          ----------
the Policies or as required by state or federal law, in the Policies, without Reinsurer's express, written consent. Company shall cooperate with Reinsurer in making any filings deemed necessary by the Reinsurer. Reinsurer shall bear the costs incurred or associated with all such filings.

                            ARTICLE VIII - RECORDS
                            ----------------------

     8.1  Records.  Concurrent with the commencement of Reinsurer's servicing of
          -------
policies, Company shall deliver to Reinsurer all files and records pertaining to the Policies, including, without limitation, all applications and underwriting information. The Reinsurer understands and agrees that with the exception of some claim files, all such records shall be on microfiche or in a form set forth in Section 4.5 herein.

     8.2  Accounting Data.  Concurrent with the commencement of Reinsurer's
          ---------------
servicing of policies, Company shall deliver to Reinsurer all financial and accounting records pertaining to the Policies, in machine readable format, to include all information which Reinsurer will need to prepare and file all GAAP and statutory statements, to calculate Net Statutory Liability and Ceding Commission, and to administer the Policies. Company represents and warrants that all such information will be accurate and complete in all material respects.

                      ARTICLE IX - INSPECTION OF RECORDS
                      -----------------------------------

     9.1  Right of Reinsurer.  The Reinsurer or its representatives shall have
          ------------------
the right at any reasonable time to inspect, at the office of the Company, all books, records and documents relating to the Policies, either before or after the Effective Date. If Reinsurer discovers that any of Company's representations and warranties are incomplete or inaccurate in any material respect, Reinsurer may terminate this Agreement by giving notice to Company no later than December 28, 1995. The Company shall have the same rights to inspect Reinsurer's books, records, and documents relating to the Policies at Reinsurer's office, so long as any of the Policies remain coinsured.

     9.2  Annual Statements.  Within ten (10) business days after it is filed,
          -----------------
the parties shall furnish annually to each other a copy of the Convention Blank (annual statement) filed with the commissioner of insurance in their respective states of domicile, or an audited accounting from a certified public accountant, including a balance sheet and operating statement for the year.

                   ARTICLE X - ADMINISTRATION AND SERVICING
                   ----------------------------------------

     10.1 Obligations of Reinsurer. Reinsurer shall be responsible for the
          ------------------------
administration and servicing of the Policies, including the payment of claims, but all such administration and servicing shall be done in the name of and on behalf of Company. The Reinsurer shall provide the Company Quarterly Accounting Reports, providing Exhibit 8 by reserve basis, a summary of Due and Deferred Premiums, Premiums received by state, commissions paid to producers, commissions payable to producers, aggregate claims paid and claims outstanding. The Reinsurer shall provide the Company Annual Accounting Reports providing, Exhibit 8 by reserve basis, a summary of Due and Deferred premiums, Premiums received by state, commissions paid to producers, commissions payable to producers, claims paid by state for the entire year, claims outstanding by state, Page 7 Analysis of Increase in Reserves, Exhibit of Life Insurance, Policy Exhibits by State and Schedule T of the NAIC Convention Blank for the Policies reinsured hereunder. Upon the Company's request, the Reinsurer shall provide sufficient documentation with regard to paying claims, commissions and renewals. Tax information reporting pertaining to policy benefits and commissions will be the responsibility of the party legally obligated to file such tax information reports. Reinsurer shall furnish such data and information within 30 days after the end of each calendar quarter and within 30 days after the end of each calendar year.

     10.2 Administrative Office. Reinsurer shall establish a Company
          ----------------------
Administrative Office with separate post office boxes and phone in the name of Company; all renewal premiums and Claims will be mailed to those addresses and all forms and correspondence delivered to the policyholders of the Policies will contain those addresses.

     10.3 Payment of Claims and Agents' Compensation. Reinsurer shall process
          -------------------------------------------
and pay claims on the Policies on behalf of and in the name of Company, using the same procedures and standards as it uses with respect to its direct written business. Before Reinsurer shall deny a claim or seek to rescind a Policy, it shall give written notice of such fact to Company. If Company does not object in writing within seven (7) days from receipt of Reinsurer's notice, Reinsurer shall be free to take such action in the name of Company. If Company gives written notice to Reinsurer that it objects to Reinsurer's proposed denial or rescission action, within such period, Company shall pay the claim out of its own funds, but Reinsurer shall pay Company the reserve less Ceding Commission for the Policy that is the subject of such claim. Reinsurer shall pay all agents' compensation with respect to the Policies in the name of Company.

     10.4 Claim Checks. All checks in payment of Claims and premium refunds will
          -------------
be in the name of Company.

     10.5 Reinsurer Expenses. All expenses incurred by Reinsurer in the
          -------------------
performance of its duties under this Article X will be paid by Reinsurer.

     10.6 Bank Accounts. Reinsurer will establish bank accounts in the name of
          --------------
Company. Any cash excess or shortage in the bank accounts daily will be transferred to or from a Reinsurer cash account.

     Reinsurer will be responsible for payment of banking fees for these accounts and for reconciling the accounts on a timely basis. Any loss of funds with respect to such accounts shall be the responsibility of Reinsurer.

     10.7 Books and Records. Reinsurer will keep and maintain full and complete
          ------------------
books and records, including, but not limited to, premiums and claims, and other activities using the same standards and procedures as it uses with respect to such books and records on its direct written business.

     10.8 Litigation. Reinsurer will have full and complete control of all
          -----------
lawsuits or threats of lawsuits concerning the Policies and may defend and manage same in the name of and on behalf of Company provided that for all such matters that involve events transpiring before the Effective Date, Company shall be kept advised and the parties will cooperate concerning any settlement of such claims. In any case in which plaintiff is seeking extra contractual damages pursuant to allegations which may impose liability therefore on Company pursuant to the provisions of Section 5.2, Company may engage counsel at its expense to represent its interests in such litigation. Company and Reinsurer will deliver within five (5) business days copies of all citations,complaints, demand letters or other notices or threats of litigation which either receives relative to the Policies.

     10.9 Regulatory Inquiries and Complaints. Reinsurer and Company each shall
          ------------------------------------
keep the other informed on a timely basis of any inquiries and complaints received from any Federal or State governmental agency with respect to the Policies, the servicing of the Policies, and the reinsurance provided in this Agreement. It shall be Reinsurer's primary responsibility to respond to such inquiries and complaints on Company's account, but to the extent either party feels it is necessary or desirable that Company participate in such response Company shall do so.

     10.10 Policyholder Complaints. Reinsurer shall provide Company on a
           ------------------------
quarterly basis with a listing of the complaints received from policyholders, their representatives or any regulatory authority which list shall show disposition of each complaint.

     10.11 Commencement. Reinsurer's obligation to service the Policies shall
           -------------
commence as soon as commercially reasonable after the Effective Date but no later than April 30, 1996, and Company shall provide all administration and servicing prior to that date. Company shall be compensated by Reinsurer at a rate of $65,000.00 per month for January and February for its services under this Subsection payable by Reinsurer within ten (10) business days after billing by the Company at the end of each month. In the event the transfer is not completed by February 29, 1996, Reinsurer shall pay an additional $20,000.00 for services performed by Company from March 1, 1996 to April 30, 1996. During the interim period, Company shall cooperate with Reinsurer in order to provide for a smooth transition of the servicing of the Policies without interruption or impairment of service to the insureds, owners, and agents.

     10.12 Assignment/Subcontract. Reinsurer may assign its obligations under
           -----------------------
this Article X to, or subcontract with, any of its affiliates provided any such assignee is rated no less than "A" by A.M. Best Company. No other assignment will be made without Company's prior written consent which shall not be unreasonably withheld or delayed. However, no such assignment or subcontracting shall relieve Reinsurer from its obligations to Company.

     10.13 Obligations of Company. The parties acknowledge that it is impossible
           -----------------------
to detail each and every action which will be required over the course of the years in servicing and administering the Policies. Therefore, Company agrees to provide reasonable cooperation to Reinsurer as may be necessary to permit Reinsurer to service and administer the Policies, including without limitation, the forwarding of premium payments and correspondence received by Company relating to the Policies no later than seven (7) business days after, and to maintain approved policy forms of the same type reinsured necessary to comply with the exercise of options to purchase additional insurance or other future issues described in Section 1.2.

     10.14 Tax Reporting. For calendar years subsequent to 1995, Reinsurer shall
           --------------
perform the calculations necessary to make the information filings with the Internal Revenue Service for holders of Policies who surrender Policies. By January 10 in each year, commencing in 1997, Reinsurer shall perform the calculations associated with this function and transmit same to Company. The information shall include name, address, social security number and amounts to be included in the various reporting forms. Reinsurer will also withhold any amounts which are required to be withheld and transfer such withholding amounts to Company, along with the information necessary to identify each account, in accordance with the following schedule: withholdings from Monday through Wednesday shall be wired to permit Company's deposit by Friday, and withholdings from Thursday through Sunday shall be wired to permit Company's deposit on Wednesday. Reinsurer shall indemnify and hold Company harmless from all costs incurred or penalties assessed that are directly caused by erroneous information provided Company by Reinsurer.

                           ARTICLE XI - ARBITRATION
                           ------------------------

     11.1 Condition Precedent. As a condition precedent to any right of action
          --------------------
hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Agreement, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the company, the other by the

Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies. In the event that either party should fail to choose an Arbiter within thirty (30) days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail upon the selection of an Umpire within thirty (30) days following their appointment, each Arbiter shall name three nominees, of whom the other shall decline two, and the decision shall be made by drawing lots.

     11.2  Timing. Each party shall present its case to the Arbiters within
           ------
thirty (30) days following the date of appointment of the Umpire. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call upon the Umpire and the decision of the majority shall be final and binding upon both parties.

     11.3  Expenses.  Each party shall bear the expense of its own Arbiter, and
           --------
shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

     11.4  Location.  Any arbitration proceedings shall take place at Dallas,
           --------
Texas.

                      ARTICLE XII - INSOLVENCY OF COMPANY
                      -----------------------------------

     12.1  Reinsurer Remains Liable.  In the event of the insolvency of the
           ------------------------
Company, the liability of the Reinsurer shall continue to be determined by all of the terms, conditions, and limitations under this Agreement, but the Reinsurer will make settlement of claims:

           (a) Directly to the liquidator, receiver or statutory successor of said Company; and

           (b)  Without diminution because of the insolvency of the Company.

     12.2  Notice.  In the event of the insolvency of the Company, the
           ------
liquidator, receiver or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company in respect of the business coinsured under this Agreement within a reasonable time after such claim is filed. The Reinsurer may investigate such claim and interpose at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator, receiver or statutory successor.

     The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the benefits which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                      ARTICLE XIII - PARTIES TO AGREEMENT
                      -----------------------------------

     13.1  No Third Party Beneficiary.  This is an Agreement for reinsurance
           --------------------------
solely between the Company and the Reinsurer. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the Reinsurer and the insured or the beneficiary under any policy reinsured hereunder.

                       ARTICLE XIV - COVENANT OF COMPANY
                       ---------------------------------

     14.1 No Solicitation. Company acknowledges that the Ceding Commission to be
          ---------------
paid by Reinsurer is a good and valuable consideration for its rights in the Policies, including the right of Reinsurer to benefit from renewal premium on the Policies, and other "good will" associated with the Policies. Therefore, Company agrees that it will take no action which would interfere with such right. Without limiting the generality of the foregoing, Company shall not (a) solicit or attempt to solicit the owners of the Policies in any manner for the purpose of replacing or causing the lapse or non-renewal of the Policies, nor will it permit its agents to engage in any such activity, or (b) furnish to any third party (other than as required by law) information concerning the Policies, including without limitation, any information which could be used by such third party to solicit the owners of the Policies.

                         ARTICLE XV - OTHER PROVISIONS
                         -----------------------------

     15.1  Offset.  Company or Reinsurer may offset any balances, whether on
           ------
account or premiums, commissions, claims, losses, benefits or any other amounts, due from one party to the other under this Agreement.

     15.2  Amendment.  This Agreement may only be amended or modified by written
           ---------
agreement signed by both parties hereto.

     15.3  Waiver of Breach.  The failure to exercise or the waiver of any term,
           ----------------
covenant or condition of this Agreement shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. No covenant, term or condition of this Agreement shall be deemed to have been waived unless such waiver be in writing, signed by the party charged therewith.

     15.4  Notice.  Any notice, request, instruction or other communication at
           ------
any time hereunder required or permitted to be given or furnished by either party hereto to the other shall be deemed sufficiently given or furnished if in writing and actually delivered to the party to be notified or deposited in the United States mail in first-class, registered or certified mail, with return receipt requested, postage prepaid, and addressed to the party to be notified, as follows:

     Company:      Security Benefit Life Insurance Company
                   700 Harrison Street
                   Topeka, KS 66336-0001

                   Attn:  President

     Reinsurer:     Liberty National Life Insurance Company
                    2001 Third Avenue South
                    Birmingham, AL 35233

                    Attn:  President

                    With Copy To:  Larry M. Hutchison
                    General Counsel
                    United American Insurance Company
                    2909 North Buckner Blvd.
                    Dallas, TX 75228

or to such other address as shall be furnished in writing by either party to the other, and shall be deemed to have been given as of the date so delivered or deposited in the United States mail, as the case may be.

     15.5  Further Assurances.  Each of the parties hereto shall make, do or
           ------------------
cause to be done such further acts and execute, acknowledge and deliver such instruments and documents as the other party may reasonably request or require to effectuate fully the purposes and intent of this Agreement.

     15.6  Successors and Assigns.  This Agreement, and the terms, conditions
           ----------------------
and covenants contained herein, shall be binding upon, and inure to the benefit of, the parties, their respective successors and assigns.

     15.7  Headings.  The headings of the several paragraphs contained herein
           --------
are for convenience only and do not define, limit or construe the contents of such paragraphs.

     15.8  Assignment.  Reinsurer may assign any or all of the Policies to an
           ----------
affiliate of the Reinsurer without Company's consent as long as such affiliate is in existence on the

Effective Date and is rated not less than "A" by A. M. Best Company. However, as between Company and Reinsurer, Reinsurer shall not be relieved of its liability hereunder. No other assignment of the policies or rights under this agreement may be made by either party without prior written consent of the other, which consent will not be unreasonably withheld or delayed.

     15.9  Duration.  This agreement shall survive until the last benefit of the
           --------
last policyholder has been settled under the terms of the Policies.

     15.10  Confidentiality. Each of the parties shall maintain confidentiality
            ---------------
of all information related to the policies and all other information denominated a confidential by the other party provided to it in connection with this agreement and shall not disclose such information to any third parties without prior written consent of the other party, except as may be required by law or regulatory authorities.

     15.11  Reinstatements.  If a policy reinsured hereunder that was reduced,
            --------------
terminated, or lapsed, is reinstated pursuant to a contractual right of the policyholder, the Reinsurance for such policy under this agreement shall be reinstated automatically to the amount that would have been in force if the policy had not been reduced, terminated or lapsed.

     15.12  Existing Reinsurance Coverage.  Company hereby represents that as to
            -----------------------------
the Effective Date, there is no reinsurance coverage in effect on any of the Policies.

     15.13  Integration.  This Agreement supercedes all prior discussion and
            -----------
agreements between the parties with respect to the subject matter of this Agreement, and this Agreement, including the Exhibits attached hereto and any other written agreements between the parties, contains the sole and entire Agreement between the parties with respect to the subject matter hereof.

     15.14  Counterparts.  This Agreement may be executed simultaneously in any
            ------------
number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     15.15  Severability.  In the event that any provision or term of this
            ------------
Agreement shall be held by any court to be illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect.

     15.16  DAC Tax.  Pursuant to IRC Section 848 as added by the Revenue
            -------
Reconciliation Act of 1990, Insurance companies are required to capitalize and amortize specified policy acquisition expenses. The amount capitalized is determined by proxy based on a percentage of net premiums. Treasury Regulation Sec. 1.848-2 (g)(8) allows the parties to a reinsurance agreement to elect to compute the capitalization of specified policy acquisition expenses without regard to the general deductions limitation. The parties hereto do so elect that the party with net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of
Section 848 (c)(1) and the parties will exchange information pertaining to the amount of net consideration with respect to the reinsurance provided under this Agreement, beginning with tax year 1995 and, each tax year thereafter to ensure consistency.

                         ARTICLE XVI - TRUST AGREEMENT
                         -----------------------------

     16.1  Trust Agreement.  The Reinsurer and the Company agree that prior to
           ---------------
any payments being made by either party that are otherwise required by this Agreement, that a Trust and Security Agreement will be entered into by and among the Reinsurer, the Company, and a trustee acceptable to both the Reinsurer and the Company, it being understood and agreed that the Net Statutory Liability maintained on the Effective Date by the Company for the Policies, without reduction for any Ceding Commission owed to the Company by the Reinsurer, must be paid to the Trustee so as to fund said Trust pursuant to the terms of this Agreement and of said Trust and Security Agreement. In the event said Trust and Security Agreement is not entered into and so funded as set forth in this
Section 16.1, this Agreement shall become null and void.

     IN WITNESS WHEREOF, the COMPANY and the Reinsurer have by their respective officers executed and delivered these presents, in duplicate, as of the effective date.

SIGNATURES:                          SECURITY BENEFIT LIFE INSURANCE COMPANY

ATTEST:

/s/ J. Craig Anderson                  By: /s/ Howard R. Fricke
------------------------------            ---------------------------------
    J. Craig Anderson       (name)             Howard R. Fricke       (name)
-------------------------                 ----------------------------
   Assistant Secretary      (title)       President & Chief Executive (title)
-------------------------                          Officer
                                          ----------------------------

                                      LIBERTY NATIONAL LIFE INSURANCE COMPANY

ATTEST:

/s/ William C. Barclift                By: /s/ Anthony L. McWhorter
---------------------------------         ---------------------------------
    William C. Barclift     (name)             Anthony L. McWhorter    (name)
--------------------------                -----------------------------
Exec. V.P., Gen. Counsel &  (title)               President            (title)
      Secretary                           -----------------------------
--------------------------

                       EXHIBIT "A" - POLICIES REINSURED

     The "Policies" include policies solicited by the USPA & IRA Agency and issued on the policy forms listed below. The "Policies" are issued on individual plans of insurance commonly referred to as "Traditional" Nonparticipating Insurance and specifically exclude any Participating, Excess Interest, Universal Life or other similar policies which might have been issued to the customers of the USPA & IRA Agency.

Plan Description                         Policy Form (1)
----------------                         ---------------

Whole Life Insurance Policy              4565 (5-87)
Decreasing Term Insurance Policy         4566 (5-87)
Decreasing Term Insurance Policy         4567 (6-87)

Miscellaneous Riders and
Supplemental Benefits Issued in
Conjunction with the Policies            Various

(1)  All plans include State Variations with separate Policy Form Numbers.
                                      27

                                  EXHIBIT "B"






                                      28